SCHEDULE A
TO THE
AMENDED AND RESTATED INVESTMENT ADVISORY AGREEMENT
BETWEEN
RIDGEWORTH FUNDS
AND
RIDGEWORTH CAPITAL MANAGEMENT, INC.
Breakpoint Advisory Fee Schedules and Discounts:
Equity and Fixed Income Funds:
First $500 million = None (full fee)
Next $500 million = 5% discount from full fee
Over $1.0 billion = 10% discount from full fee
Money Market Funds:
First $1.0 billion = None (full fee)
Next $1.5 billion = 5% discount from full fee
Next $2.5 billion = 10% discount from full fee
Over $5.0 billion = 20% discount from full fee
Equity Funds

Fund	Fee
Aggressive Growth Stock Fund	1.10%
Emerging Growth Stock Fund	1.10%
International Equity Fund	1.15%
International Equity Index Fund	0.50%
International Equity 130/30 Fund	1.25%
Large Cap Core Equity Fund	0.85%
Large Cap Growth Stock Fund	0.97%
Large Cap Quantitative Equity Fund	0.85%
Large Cap Value Equity Fund	0.80%
Life Vision Conservative Fund	0.10%
Life Vision Growth and Income Fund	0.10%
Life Vision Moderate Growth Fund	0.10%
Life Vision Target Date 2015 Fund	0.10%
Life Vision Target Date 2025 Fund	0.10%
Life Vision Target Date 2035 Fund	0.10%
Mid-Cap Core Equity Fund	1.00%
Mid-Cap Value Equity Fund	1.00%
Real Estate 130/30 Fund	1.25%
Select Large Cap Growth Stock Fund	0.85%
Small Cap Growth Stock Fund	1.15%
Small Cap Value Equity Fund	1.15%
U.S. Equity 130/30 Fund	1.10%

Fixed Income Funds

Fund	Fee
Corporate Bond Fund	0.40%
Georgia Tax-Exempt Bond Fund	0.55%
High Grade Municipal Bond Fund	0.55%
High Income Fund	0.60%
Intermediate Bond Fund	0.25%
Investment Grade Bond Fund	0.50%
Investment Grade Tax-Exempt Bond Fund	0.50%
Limited Duration Fund	0.10%
Limited-Term Federal Mortgage Securities Fund	0.50%
Maryland Municipal Bond Fund	0.55%
North Carolina Tax-Exempt Bond Fund	0.55%
Seix Floating Rate High Income Fund	0.45%
Seix Global Strategy Fund	0.60%
Seix High Yield Fund	0.45%
Short-Term Bond Fund	0.40%
Short-Term U.S. Treasury Securities Fund	0.40%
Total Return Bond Fund	0.25%
U.S. Government Securities Fund	0.50%
U.S. Government Securities Ultra-Short Bond Fund	0.20%
Ultra-Short Bond Fund	0.22%
Virginia Intermediate Municipal Bond Fund	0.55%
Money Market Funds

Fund	Fee
Institutional Cash Management Money Market Fund	0.13%
Institutional Municipal Cash Reserve Money Market Fund	0.15%
Institutional U.S. Government Securities Money Market Fund	0.15%
Institutional U.S. Treasury Securities Money Market Fund	0.15%
Prime Quality Money Market Fund	0.55%
Tax-Exempt Money Market Fund	0.45%
U.S. Government Securities Money Market Fund	0.55%
U.S. Treasury Money Market Fund	0.55%
Virginia Tax-Free Money Market Fund	0.40%
September 8, 2008
February 11, 2009